January 26, 1996


Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

RE:  Form N-SAR

Gentlemen:

Pursuant to Section 30(a) of the Investment Company Act of 1940 and Rule 30a-1, please find Franklin Municipal Securities Trust
Form N-SAR as of November 30, 1995.

The $125 filing fee was remitted to the U.S. Treasury designated lockbox depository at the Mellon Bank in Pennsylvania.

Should you have any questions, please call me at (415) 312-2050.

Thank you.

Sincerely,

FRANKLIN MUNICIPAL SECURITIES TRUST


S\Junko Tanaka
Fund Accounting Manager